ZipRealty Announces First Quarter 2012 Results

Right-Sizing and Key Hires Complete Reorganization Plan

Company Signs Two Leading Brokerages to Powered by Zip Program in the Quarter, including Rand Realty in Westchester, NY

EMERYVILLE, Calif. – May 8, 2012 - ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the nationally ranked real estate brokerage powered by proprietary technology and effective online marketing, today announced financial results for the first quarter ended March 31, 2012.

First Quarter 2012

Net revenues were $16.1 million, a 19% decrease from the $19.7 million reported in the first quarter last year. Excluding markets closed during the year, net revenues of $15.8 million decreased 12% from the same market net revenues of $18.1 million in the first quarter last year. The Company’s net loss for the quarter was $3.1 million, or $0.15 per share, compared to a net loss of $5.9 million, or $0.29 per share, in the period one year ago. Adjusted EBITDA loss for the quarter was $1.3 million versus a loss of $2.8 million in the first quarter last year.

Lanny Baker, President and CEO of ZipRealty, commented, “Completing the comprehensive reorganization and filling two key positions were our primary objectives for the first quarter. I am excited to announce that we successfully executed on both objectives, and delivered higher than anticipated net revenues and adjusted EBITDA during the first quarter.”

“Driving ZipRealty’s brokerage operation to a cash flow positive financial position continues to serve as our primary near-term operating objective. Our success in the first quarter provides added confidence that we’ll achieve this goal and we reiterate our expectation of positive cash flow in 2012.”

“We made two key hires that complete our management team. On April 10th we announced the appointment of Eric Mersch as Chief Financial Officer to lead the accounting, finance and human resources departments. Second, I am pleased to announce the appointment of Van Davis as our President of Brokerage Operations. Mr. Davis brings nearly 30 years of real estate operations experience and proven leadership to ZipRealty.”

“The vision of ZipRealty has always been to create an easy and efficient way for people to buy or sell real estate. As modern consumers continue to evolve in the ways that they want to interact and transact with a real estate company, we’re strategically positioning ourselves to be the company that most effectively meets their demands. Our unique combination of world-class technology, comprehensive and current information and all-star local agents is already resonating with a significant number of home buyers and sellers: In 2011, we were one of the top 15 brokerages in the nation, closing $3.3 billion from our owned and operated business. Simultaneously, our PBZ partners closed $85 million using our systems.”

“With the reorganization behind us and the management team set, I am confident that we will continue to create a superior home buying experience for consumers, to improve our real estate agents’ and partners’ competitiveness, and to further unlock the significant value that lies in our Company.”

The Company announced the following operating metrics for the first quarter of 2012:

•	The total value of real estate transactions closed decreased to $546 million in the first quarter of 2012 versus $789 million in the same period last year. The total value of same market real estate transactions closed was $537 million in the first quarter of 2012 versus $722 million in the same period last year.

•	Average net transaction revenue per close was $6,077 compared to $5,058 in the same period last year. Same market average net transaction revenue per close was $6,103 compared to $5,234 in last year’s first quarter.

•	The total number of transactions closed in the quarter was 2,412 compared to 3,636 in the same period last year. Same market total transactions closed were 2,358 compared to 3,198 in the prior year’s first quarter.

•	At March 31, 2012, there were 1,624 ZipRealty agents engaged, down from 2,422 agents at the end of the first quarter last year and 1,701 agents at December 31, 2011.

Balance Sheet & Liquidity

As of March 31, 2012, the Company had approximately $18.6 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to December 31, 2011, the Company’s cash, cash equivalents and short-term investments decreased by approximately $3.5 million.

Financial Outlook

Based on current information, the Company expects second quarter 2012 net revenues to be approximately $18 to $19 million and anticipates that Adjusted EBITDA will be in the range of breakeven to $0.5 million.

For the year 2012, the Company expects to achieve positive Adjusted EBITDA.

Mr. Baker commented, “The housing market does appear to be stabilizing in some areas, although the dampening effects of high unemployment, declining inventory, further foreclosures and tightened lending standards still present challenges.”

“In this competitive environment, ZipRealty continues to be well-positioned to capitalize on the increasing demand by the consumer for transparency and market knowledge and the need by real estate agents to improve their productivity.”

Recent Highlights

•	Two more leading brokerages joined the Powered by Zip network during the first quarter, expanding the number of local partnerships to eight. In Salt Lake City, Prudential Utah Real Estate is the largest residential brokerage under single ownership in the state of Utah with 18 offices and over 500 agents; and Better Homes & Gardens Rand Realty is the #1 brokerage serving Westchester, Rockland, Northern New Jersey and the Hudson Valley with 28 offices and over 800 real estate agents. Linking ZipRealty’s online marketing capabilities and proprietary lead management systems to the recognized real estate brands and strong local presence of firms such as Prudential Utah and Better Homes & Gardens Rand Realty delivers to consumers and agents a welcomed combination of convenience, ease and real estate professionalism. The Powered by Zip network now accounts for a low-teens percentage of the total volume of transactions on the ZipRealty technology platform, and the Company intends to pursue additional partners to extend its service into areas ZipRealty’s brokerage operations do not currently serve.

•	ZipRealty filled two key executive positions: Eric L. Mersch recently joined as the Company’s new chief financial officer, bringing more than 20 years of experience as a leader of high performing operational and finance teams, and Van Davis joined the Company in the newly created position of President, Brokerage Operations – a position that reflects ZipRealty’s strong commitment to the success of its owned and operated brokerage business. Both these hires mark the Company’s continued strategy to put ZipRealty in position to fully capitalize on its core strengths in customer service, industry-leading technology, and efficient online marketing capabilities. Changes over the last year have led to improved bottom-line performance within ZipRealty’s owned and operated brokerage business, as well as to the formation of a growing “Powered by Zip” network of leading local brokerages operating on ZipRealty’s proprietary technology and service platform, and the addition of these two skilled executives will further support these priorities.

•	ZipRealty launched a number of improvements to its website and mobile applications to showcase the local expertise of its agents and make it even easier for consumers to find their ideal home whether they’re on the go or at their computer.

o	Increased search customization: Similar to the StreetSketch™ polygon drawing feature on ZipRealty’s iPhone app, the Company added the same search functionality to its website so that users can draw a polygon directly on the map and search for homes only within the areas they outline. This tool allows users to go beyond the boundaries of traditional search parameters and enjoy a highly customized online home search.

o	Open house data: Users can now see, and easily search for, upcoming open houses in most markets on ZipRealty.com.

o	Relevant agent marketing: To encourage more users to engage with the agents they find on ZipRealty.com, the Company launched two powerful new features in direct response to feedback from online home buyers and sellers: Agent Reviews and Ratings, and Agent Comments. The former allows registered users to leave public reviews about ZipRealty agents, which research shows is the number one factor in convincing online users to contact an agent. The latter is a feature that allows ZipRealty agents to write comments about the homes they have visited and share them publicly on ZipRealty.com and social media sites like Facebook, Twitter, and LinkedIn, instantly demonstrating their first-hand knowledge of an area and a specific property, as local knowledge is the second most common reason to contact an agent.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user's overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss first quarter financial results will be webcast live on Tuesday, May 8, 2012 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 866-804-6925, passcode: 51519705. A replay of the call will also be available through May 15, 2012 at 888-286-8010, passcode: 13734404.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via their website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty’s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 20 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in eight markets.

Like us on Facebook, follow us on Twitter, or for more information, visit http://www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding driving the Company’s brokerage operations to a cash flow positive financial position, expected cash flow, improvement and development of the Company’s brokerage operations and lead generation capabilities, expected growth and development of the Powered by Zip network, the state of the housing market and related factors such as unemployment, housing inventory, foreclosures and lending standards, the Company’s objectives and plans for servicing consumers and agents, and statements under “Financial Outlook” concerning expected net revenues and adjusted EBITDA for the second quarter of 2012 and expected adjusted EBITDA for full year 2012. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, recent changes to the Company’s business model and operations that may not realize intended results, changes in lead patterns, agent turnover and agent productivity that may result from opening the Company’s website to provide users with access to more information before registration, the Company’s ability to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to reverse market share declines, to build its new and unproven Powered by Zip network, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company's Form 10-K for the year ended December 31, 2011. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended March 31,
	2012	2011

Net revenues	$16,073	$19,745

Operating costs and expenses
Cost of revenues (exclusive of amortization) (1)	8,336	10,708
Product development (1)	1,802	2,200
Sales and marketing	5,831	8,155
General and administrative	2,106	2,357
Restructuring charges, net	1,062	2,264
Total operating costs and expenses	19,137	25,684

Loss from operations	(3,064)	(5,939)
Interest income	7	28
Loss before income taxes	(3,057)	(5,911)
Provision for (benefit from) income taxes	-	-

Net loss	$(3,057)	$(5,911)

Net loss per share:
Basic and diluted	$(0.15)	$(0.29)

Weighted average common shares outstanding:
Basic and diluted	20,573	20,494

(1) Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)
Number of agents at beginning of period	1,701	3,403
Number of agents at end of period	1,624	2,422
Total value of real estate transactions closed during period (in millions)	$545.8	$788.7
Number of transactions closed during period (3)	2,412	3,636
Average net revenue per transaction during period (4)	$6,077	$5,058
Same market number of agents at beginning of period	1,656	2,456
Same market number of agents at end of period	1,624	2,206
Same market total value of real estate transactions closed during period (in millions)	$536.7	$722.0
Same market number of transactions closed during period (3)	2,358	3,198
Same market average net revenue per transaction during period (4)	$6,103	$5,234

(2) Supplemental operating data includes owned-and-operated markets only.

(3) The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.

(4) Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended March 31,
	2012	2011

GAAP net loss as reported	$(3,057)	$(5,911)
Add back
Interest income	(7)	(28)
Depreciation and amortization	437	489
Stock-based compensation expense	224	388
Restructuring charges, net	1,062	2,264
Non-GAAP Adjusted EBITDA	$(1,341)	$(2,798)

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$11,070	$12,634
Short-term investments	7,483	9,501
Accounts receivable, net of allowance of $28 and $35, respectively	1,423	1,209
Prepaid expenses and other current assets	1,776	2,002

Total current assets	21,752	25,346

Restricted cash	500	500
Property and equipment, net	2,201	2,211
Other assets	177	239

Total assets	$24,630	$28,296

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$684	$1,096
Accrued expenses and other current liabilities	3,628	4,337
Accrued restructuring charges, current portion	526	250

Total current liabilities	4,838	5,683

Other long-term liabilities	722	781

Total liabilities	5,560	6,464

Stockholders' equity
Common stock: $0.001 par value; 24,222 and 24,167 shares issued and 20,617 and 20,565 outstanding, respectively	24	24
Additional paid-in capital	158,372	158,080
Accumulated other comprehensive income (loss)	-	(3)
Accumulated deficit	(121,713)	(118,656)
Treasury stock, at cost: 3,605 and 3,602 shares, respectively	(17,613)	(17,613)
Total stockholders' equity	19,070	21,832

Total liabilities and stockholders' equity	$24,630	$28,296

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(3,057)	$(5,911)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	437	482
Amortization of intangible assets	-	7
Stock-based compensation expense	224	388
Non-cash restructuring charges	2	54
Provision for doubtful accounts	(7)	(2)
Amortization (accretion) of short-term investment premium (discount)	21	93
Loss on disposal of property and equipment	6	-
Changes in operating assets and liabilities
Accounts receivable	(207)	190
Prepaid expenses and other current assets	226	49
Other assets	62	1
Accounts payable	(412)	(66)
Accrued expenses and other current liabilities	(709)	(1,449)
Accrued restructuring charges, current portion	276	761
Other long-term liabilities	(59)	229
Net cash used in operating activities	(3,197)	(5,174)

Cash flows from investing activities
Proceeds from sale or maturity of short-term investments	2,000	7,400
Purchases of property and equipment	(429)	(421)
Net cash provided by investing activities	1,571	6,979

Cash flows from financing activities
Proceeds from stock option exercises	62	5
Net cash provided by financing activities	62	5
Net increase (decrease) in cash and cash equivalents	(1,564)	1,810

Cash and cash equivalents at beginning of period	12,634	13,393

Cash and cash equivalents at end of period	$11,070	$15,203